UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2011 (December 12, 2011)

CHINA TRANSINFO TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
(Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

_____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 12, 2011, China TransInfo Technology Corp. (the “Company”) held the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) in Beijing. At the Annual Meeting, among others, stockholders of the Company elected Walter Teh Ming Kwauk to the Company’s Board of Directors (the “Board”). At the same time, Mr. Jay Trien did not stand for re-election to the Board due to personal reasons which are not in connection with any disagreement with the Company. For more information about the election of the directors of the Company, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 8, 2011, the relevant portions of which are incorporated herein by reference.

The Board has also determined that Mr. Kwauk is an “independent director” as defined by Rule 5605(a)(2) of Listing Rules of The Nasdaq Stock Market, Inc. In addition, Mr. Kwauk was appointed as the Chair of the Audit Committee and the Board determined that Mr. Kwauk possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 5605(c)(2)(A) of the NASDAQ Listing Rules and that he is an "audit committee financial expert" as defined by the rules and regulations of the Securities and Exchange Commission.

On December 13, 2011, the Company entered into the Independent Director Contract and Indemnification Agreement with Mr. Kwauk. Under the terms of the Independent Director Contract, the Company agreed to pay Mr. Kwauk an annual fee of RMB190,080 (approximately $30,000), as compensation for the services to be provided by Mr. Kwauk as a director of the Company. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Kwauk against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by Mr. Kwauk in connection with any proceeding if Mr. Kwauk acted in good faith and in the best interests of the Company.

The Company also entered into a Stock Option Agreement with Mr. Kwauk. Under the terms of the Stock Option Agreement, the Company agreed to grant a stock option to Mr. Kwauk for the purchase of 30,000 shares of common stock of the Company at an exercise price of $3.62. The options will vest in equal installments on a quarterly basis over a three-year period.

The foregoing summary of the material terms and conditions of the Independent Director Agreement, the Indemnification Agreement and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Independent Director Contract, the Indemnification Agreement and the Stock Option Agreement attached to this report as Exhibits 10.1 through 10.3.

ITEM 5.07.      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As described in Item 5.02 above, the Company held the Annual Meeting on December 12, 2011. Only holders of the Company’s common stock at the close of business on October 31, 2011 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 25,270,069 shares of common stock entitled to vote. A total of 21,876,237 shares of common stock (86.57%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on four proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated November 8, 2011 and the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below. A copy of the press release announcing the results of the Annual Meeting is attached to this report as Exhibit 99.1.

Proposal 1: The Company’s stockholders elected seven directors to the Board to serve for a one year term until the 2012 annual meeting of stockholders. The votes regarding this proposal were as follows:

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Shudong Xia	16,095,852	8,500	22,040	5,749,845
Danxia Huang	16,097,852	6,500	22,040	5,749,845
Walter Teh Ming Kwauk	16,096,852	7,500	22,040	5,749,845
Zhongsu Chen	16,090,893	13,459	22,040	5,749,845
Dan Liu	16,100,352	4,000	22,040	5,749,845
Brandon Ho-Ping Lin	16,101,852	2,500	22,040	5,749,845
Xingming Zhang	16,102,352	2,000	22,040	5,749,845

Proposal 2: The Company’s stockholders ratified the selection of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
21,673,474	177,396	25,367

Proposal 3: The Company’s stockholder approved the advisory vote on executive compensation. The votes regarding this proposal were as follows:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
16,045,565	49,501	31,326	5,749,845

Proposal 4: The Company’s stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held once every three years. The votes regarding this proposal were as follows:

				Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes
208,473	26,291	15,884,894	6,734	5,749,845

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	China TransInfo Technology Corp. Independent Director Contract, dated as of December 13, 2011, by and between China TransInfo Technology Corp. and Walter Teh Ming Kwauk.
10.2	Indemnification Agreement, dated as of December 13, 2011, by and between China TransInfo Technology Corp. and Walter Teh Ming Kwauk.
10.3	China TransInfo Technology Corp. Stock Option Agreement, dated as of December 13, 2011, by and between China TransInfo Technology Corp. and Walter Teh Ming Kwauk.
99.1	Press Release dated December 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: December 16, 2011

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	China TransInfo Technology Corp. Independent Director Contract, dated as of December 13, 2011, by and between China TransInfo Technology Corp. and Walter Teh Ming Kwauk.
10.2	Indemnification Agreement, dated as of December 13, 2011, by and between China TransInfo Technology Corp. and Walter Teh Ming Kwauk.
10.3	China TransInfo Technology Corp. Stock Option Agreement, dated as of December 13, 2011, by and between China TransInfo Technology Corp. and Walter Teh Ming Kwauk.
99.1	Press Release dated December 14, 2011